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[GRAPHIC OMITTED: NEOWARE LOGO]                                    PRESS RELEASE




                 NEOWARE REPORTS PRELIMINARY RESULTS FOR FISCAL
                       FOURTH QUARTER ENDED JUNE 30, 2005


         KING OF PRUSSIA, PA., JULY 13, 2005 -- Neoware Systems, Inc. (Nasdaq:
NWRE), the leading supplier of enterprise software, thin client appliances and related services that make computing more open, secure, reliable, affordable, and manageable, today reported preliminary results for the fiscal fourth quarter ended June 30, 2005.

         Based upon preliminary information and subject to the completion of the Company's year-end audit, revenues for the quarter ended June 30, 2005 are expected to be approximately $22 million, compared to $17 million in the prior year fourth quarter, and representing a record for the Company. Gross profit margin is expected to be within the range of previous announced guidance of 40% to 45%.

         "We are seeing strong demand from customers for Neoware's thin client solutions," stated Michael Kantrowitz, Neoware's Chairman and CEO. "Enterprises increasingly recognize the security, cost and manageability benefits that Neoware's products provide. We are entering our 2006 fiscal current year with significant momentum, which we believe will translate into continued strong revenue growth."

         Neoware expects to issue its fourth quarter and year-end earnings release and host a conference call in early September to allow sufficient time for the completion of the audit of the Company's compliance with Section 404 of the Sarbanes-Oxley Act, and will provide a date for the announcement and conference call in August.

ABOUT NEOWARE

         Neoware is a leading provider of enterprise software, thin client appliances, and related services that make computing more open, secure, reliable, affordable and manageable. Neoware was recently ranked America's eighth fastest-growing company by Fortune Magazine. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing architectures to increase security, flexibility and choice, as well as lower up-front and total costs.
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         Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) environments and the web. Neoware's thin client appliances and software enable enterprises to run applications on servers and to display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business PC. Neoware's global development, services, and support provide customers with customized solutions that facilitate their specialized computing needs.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters is in King of Prussia, PA.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated revenues and gross profit margin for the quarter ended June 30, 2005, strong demand from customers and our expectation of continued strong revenue growth in our 2006 fiscal year. These forward-looking statements involve risks and uncertainties. Factors that could cause our actual results to differ materially from those predicted in such forward-looking statements include: the timing and receipt of future orders; our timely development and customers' acceptance of our products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our dependence on our suppliers; our continued ability to sell our products through IBM and Lenovo to their customers; increased competition; our ability to attract and retain qualified personnel, including the former employees of the businesses we acquired; the economic viability of our suppliers and channel partners; adverse changes in customer order patterns; our ability to identify future acquisitions and to successfully consummate and integrate recently completed and future acquisitions (including the TeleVideo acquisition); adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2004 and Forms 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005.

Neoware is a trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com
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Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com
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